For Period ended 05/31/2016               Series 20, 15, 14, 17, 19
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:

USAA Government Securities Fund - Adviser Shares
Series 17

72DD
Dollar Distributions
$98.00

73A
Per Share Distributions
$0.1935

74U
Shares Outstanding
509

74V
NAV
$10.00


USAA World Growth Fund - Adviser Shares
Series 19

72DD
Dollar Distributions
$42.00

73A
Per Share Distributions
$0.0660

74U
Shares Outstanding
611

74V
NAV
$27.13


USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
$21.00

73A
Per Share Distributions
$0.0757

74U
Shares Outstanding
277

74V
NAV
$14.20

USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
$69.00

73A
Per Share Distributions
$0.2813

74U
Shares Outstanding
242

74V
NAV
26.31


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14
72DD
Dollar Distributions
$0

73A
Per Share Distributions
$0

74U
Shares Outstanding
1,223

74V
NAV
$13.79